UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No.1 to
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2010

TELESTONE TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32503	84-1111224
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

(Address of principal executive offices)

Floor 10, China Ruida Plaza
No. 74 Lugu Road
Shi Jingshan District
Beijing, People’s Republic of China 100040

Registrant’s telephone number, including area code (86)-10-6860-8335

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to our Current Report on Form 8-K is being filed to amend the adjourned annual meeting date as filed with the Securities and Exchange Commission on November 22, 2010.

Item 8.01 Other Events.

On November 19, 2010, Telestone Technologies Corporation (the “Company”) announced that the 2010 annual meeting of shareholders scheduled for November 19, 2010, was adjourned due to the lack of requisite quorum.  The annual general meeting has been adjourned to Friday December 17, 2010 at 9:00 A.M local time. It will be held at Floor 10, Ruida Plaza, No. 74 Lugu Road, Shi Jingshan District, Beijing, People’s Republic of China 100040.

The stockholders of record on October 19, 2010, the record date for the annual meeting, will continue to be the stockholders entitled to vote at the adjourned meeting. Any stockholder entitled to vote at the annual meeting who had not provided the Company with a proxy to date may still provide a proxy for the adjourned meeting. Any stockholder who has given or gives a proxy with respect to the annual meeting has the power to revoke the proxy at any time before the proxy is voted at the adjourned meeting.  Additionally, a stockholder may attend the adjourned meeting and vote in person.  Please vote your shares promptly by completing, signing and returning the accompanying proxy card as directed either in instructions of our agent, Corporate Stock Transfer, Inc., located at 3200 Cherry Creek Drive S #430, Denver, CO 80209 or on the proxy card included with the Proxy Statement by the last business day preceding the date of the adjourned meeting, or to the chairman of the meeting at or before the taking of the vote at the adjourned meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELESTONE TECHNOLOGIES CORPORATION

Dated: November 22, 2010	By:	/s/ Han Daqing
	Name:	Han Daqing
	Title:	Chief Executive Officer